Exhibit 99.1

From: Christoph Henkel
Sent: Friday, August 11, 2006
To: Rudy Gunnerman, Robert Van Maasdijk; Richard L. Masica; Raad Al Kadiri; Hannes Farnleitner
Cc: Peter Gunnerman, President and COO, Sam Guzik, Esq.; Bill Groll, Esq.
Subject: Directorship

Gentlemen:

In accordance with Section 4.9 of the Bylaws of the Company, I hereby resign as a Director of SulphCo, Inc. When I assumed the role of Director last year, I did not fully appreciate the time and attention that would be required to properly serve on this board. [My prior experience serving as director of several well-established, successful companies was not indicative of the requirements for a developmental company like SulphCo.] Now that I have further insight into the work and effort that lies ahead to make the Company all that it can be, I recognize that the time commitment, attention and emotional energy necessary are too much for me, given my significant other commitments. I know that the Company has potential; I sincerely hope that you can find a way to work together in a manner that will lead the Company to realize that potential.

Very truly yours,

/s/ Christoph Henkel

PS: I will send a signed hard copy of this letter for your files next week.